FOR IMMEDIATE RELEASE	FOR: Interpool, Inc. CONTACT: James F. Walsh (609) 452-8900 www.interpool.com

INTERPOOL ANNOUNCES RESIGNATION OF DIRECTOR PETER HALSTEAD

PRINCETON, N.J., October 27, 2006 -- Interpool, Inc. (NYSE: IPX) announced today the resignation of Peter D. Halstead from the Company's Board of Directors, effective October 26, 2006.

Commenting on the resignation, Martin Tuchman, Interpool's Chairman and Chief Executive Officer, said "Peter's experience and judgment have been of great value to us during the twelve years he has served on our Board, and the other Board members and I sincerely appreciate his contributions to Interpool over that period. We regret that his recent health problems have made it impossible for him to continue serving on our Board. We will miss him and we wish him and his family all the best".

Interpool is one of the world's leading suppliers of equipment and services to the transportation industry. The company is the world's largest lessor of intermodal container chassis and a world-leading lessor of cargo containers used in international trade.

Note: This press release and other press releases and information can be viewed at the company's website at www.Interpool.com.

This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the Interpool's SEC filings. Interpool undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.